Exhibit 5.1
October 17, 2008
MiddleBrook Pharmaceuticals, Inc.
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
Ladies and Gentlemen:
     We have acted as counsel to MiddleBrook Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of an aggregate of 42,424,242 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”), relating to the public offering and sale of the Shares from time to time by the selling stockholder identified in the Registration Statement (the “Selling Stockholder”). The Shares consist of 30,303,030 shares of Common Stock (the “Purchaser Shares”) that are held by the Selling Stockholder and 12,121,212 additional shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of a warrant (the “Warrant”) that is held by the Selling Stockholder.
     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officers of the Company and of public officials and such other instruments as we have deemed necessary or appropriate as a basis for the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to or reviewed by us.
     Based upon and subject to the foregoing, it is our opinion that (i) the Shares have been duly authorized by the Company, (ii) the Purchaser Shares are validly issued, fully paid and nonassessable and (iii) the Warrant Shares, when issued by the Company and fully paid for by the Selling Stockholder in accordance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable.
     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.
     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/: Dewey & LeBoeuf LLP
DEWEY & LEBOEUF LLP